UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2015

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2015, the Board of Directors of UGI Corporation (the "Company") elected James B. Stallings, Jr., age 60, to serve as a Director of the Company. A Committee assignment for Mr. Stallings will be determined at a future Board meeting. Mr. Stallings will receive an annual retainer of $80,000. In addition, it is anticipated that Mr. Stallings will receive an equity grant in January of 2016 consistent with the Company's director compensation practices.

Mr. Stallings currently serves as Managing Partner of PS27 Ventures, LLC, a private investment fund focused on technology companies, a position that he has held since 2013. Prior to his work at PS27 Ventures, Mr. Stallings spent over 25 years at IBM Corporation leading major lines of business, including the company's technology, mainframe, software, and intellectual property areas. On September 28, 2015, Mr. Stallings was also elected as a director of UGI Utilities, Inc. In addition, Mr. Stallings serves as a director of FIS (Fidelity National Information Services Corporation), a global provider of banking and payment technology, consulting and outsourcing solutions.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of UGI Corporation dated September 29, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

September 30, 2015	By:	/s/ Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of UGI Corporation dated September 29, 2015.